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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                                                    NEWS RELEASE

CREDENCE CONTACT:                          CREDENCE PUBLIC RELATIONS CONTACT:
-----------------                          ----------------------------------
Dennis Wolf                                Connie Graybeal
Executive Vice President and CFO           Credence Systems Corporation
Credence Systems Corporation               510.623.4774 or 510.623.2524 fax
510.657-7400 or 510.623-2591 fax           E-mail: connie_graybeal@credence.com
E-mail: dennis_wolf@credence.com

TMT COMPANY CONTACT:
--------------------
Rich Okumoto
TMT, Inc.
408.730.5000 or 408.730.5650 fax
E-mail: rich@tmt-inc.com

     CREDENCE COMPLETES ACQUISITION OF LEADING COMMUNICATIONS TEST SUPPLIER
                                   TMT, INC.

THE ACQUISITION ADDS COMPLEMENTARY TEST SOLUTIONS FOR THE COMMUNICATIONS DEVICE
                                    MARKET.

          FREMONT, Calif., May 11, 2000--Credence Systems Corporation (Nasdaq National Market: CMOS), a leading manufacturer of automatic test equipment (ATE) for the worldwide semiconductor industry, today announced it has completed its previously announced acquisition of TMT, Incorporated. TMT, located in Sunnyvale California, is a fast growing ATE supplier in the communications segment, which includes cost-sensitive cell phone chips that require low-cost-of-test strategies. TMT focuses on providing cost-effective test equipment for the high-volume RF/wireless and linear mixed-signal semiconductor device markets. The acquisition will be accounted for under the purchase method of accounting for a purchase price of $80 million comprised of $70 million in cash, plus the assumption of TMT's outstanding employee stock options. TMT employs over 100 people and has been in business since 1991.

ABOUT TMT

          TMT, Inc. is a privately held company based in Sunnyvale, California, which designs and manufactures cost-effective ATE for high-volume producers of RF/wireless, mixed-signal, and linear

                                     -MORE-
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Credence to Acquire Leading Communications Test Supplier TMT, Inc.
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semiconductor devices. The company has grown rapidly since its formation in
1991. In 1999, Deloitte & Touche ranked TMT the 16th fastest growing company in Silicon Valley. In 1997, TMT won the prestigious "Best in Test" award from TEST & MEASUREMENT WORLD and it was ranked number 4 in the 1999 VLSI Research Customer Satisfaction Survey. More information is available at http://www.tmt-inc.com.

ABOUT CREDENCE

          Credence Systems Corporation is a leader in the manufacture of ATE for the global semiconductor industry. Credence offers a wide range of products with test capabilities for digital, mixed-signal, and non-volatile memory semiconductors. Utilizing its proprietary CMOS technologies, Credence products are designed to meet the strict time-to-market and cost-of-ownership requirements of its customers. Headquartered in Fremont, California, the company maintains advanced production and design facilities in Hillsboro, Oregon. Credence, an ISO 9001 certified manufacturer, is listed on the Nasdaq National Market under the symbol CMOS. More information is available at http://www.credence.com.

SAFE HARBOR STATEMENT

Statements in this release that are forward-looking and involve known and unknown risks and uncertainties may cause the Company's actual results in future periods to be materially different from the future performance suggested. Such factors include, but are not limited to, economic and currency instability in the Asia Pacific region; fluctuation in customer demand, timing, and volume of orders and shipments; competition and pricing pressures; reliability and quality issues; the Company's ability to complete the development of its new products; product mix; overhead absorption; cyclicality and downturns in the semiconductor industry; continued dependence on "turns" orders to achieve revenue objectives; ability to consummate the TMT acquisition, integration of acquired businesses; the Company's ability to have an appropriate amount of production capacity in a timely manner; the timing of new technology; product introductions; the risk of early obsolescence; and the Company's ability to control expenses.

          Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q. The Company assumes no obligation to update the information in this press release.

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Credence to Acquire Leading Communications Test Supplier TMT, Inc.
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Credence and Credence Systems are trademarks of Credence Systems Corporation.
Other trademarks that may be mentioned in this release are the intellectual property of their respective owners.